Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-217985 and 333-214309) and Form S‑3 (No. 333-221500) of BlackLine, Inc. of our report dated March 8, 2018 relating to the financial statements, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 8, 2018